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                                                                     EXHIBIT 2.5


                             STOCK PLEDGE AGREEMENT

         This Stock Pledge Agreement, executed to be effective as of February 22, 2002 (the "AGREEMENT"), is entered into by and between Point to Point of Louisiana, Inc., a Louisiana corporation (the "PLEDGOR"), and Nextgen Communications Corporation, a Delaware corporation (the "SECURED PARTY").

                                   WITNESSETH:

         WHEREAS, on February 22, 2002, the Secured Party sold the Pledgor 1,000 shares of common stock, $.001 par value per share, of Point to Point Network Services, Inc., a Delaware corporation (the "SHARES"), pursuant to that certain Agreement for Sale of Shares, for an aggregate purchase price of $1,000,000 (the "PURCHASE PRICE");

         WHEREAS, the Secured Party advanced the Purchase Price to the Pledgor in the form of a loan, as evidenced by that certain Secured Promissory Note dated February 22, 2002 (the "NOTE"); and

         WHEREAS, the Pledgor has agreed to secure the payment of the Note by the pledge to the Secured Party of all of the Pledgor's right, title, and interest in and to the Shares.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and undertakings herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                                     PLEDGE

         1.01 Pledge of Collateral; Delivery of Certificate. The Pledgor hereby grants to the Secured Party a first-lien security interest in the Shares, together with all proceeds thereto and accretions thereon (collectively, the "COLLATERAL"). Contemporaneously with the execution of this Agreement, and in order to permit the Secured Party to perfect its security interest in the Collateral, the Pledgor has delivered to the Secured Party stock certificate No. 2, representing the Shares.

         1.02 Secured Obligation. The security interest granted by this Agreement shall secure the Pledgor's payment and performance of the Obligation (defined below). For purposes of this Agreement, "OBLIGATION" means (i) all present and future indebtedness, obligations and liabilities, now or hereafter owed to the Secured Party by the Pledgor whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, all indebtedness of the Pledgor to the Secured Party evidenced by the Note, (ii) all indebtedness, obligations and liabilities of the Pledgor arising under this Agreement, (iii) interest accruing on, and attorneys' fees, court costs and other costs of collection incurred in the collection or enforcement of, any of the indebtedness, obligations or liabilities described in clauses (i) and (ii) above, and (iv) any and all renewals and extensions of, or amendments to, any of the indebtedness, obligations and liabilities described in clauses (i) through (iii) above.

         1.03 Termination of Agreement. This Agreement and the security interest created hereby shall terminate as of the date on which the Obligation is paid in full. Upon the termination of this Agreement, the Secured Party shall, as soon as practical but in no event later than 30 days, return any stock certificates representing the Collateral (except with respect to portions of the Collateral that may have been sold pursuant to Section 3.03 below) to the Pledgor and shall file a termination with respect to any financing statement(s) that may have been filed pursuant to this Agreement.


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                                   ARTICLE II

                  REPRESENTATIONS AND COVENANTS OF THE PLEDGOR

         2.01 Representations with Respect to the Collateral. The Pledgor represents and warrants that (i) the person executing this Agreement on behalf of the Pledgor has the full corporate authority to do so; (ii) except for any financing statement that may be filed by the Secured Party with respect to the Collateral, no financing statement covering the Collateral, or any part thereof, has been filed with any filing officer or agency; (iii) no other security agreement covering the Collateral, or any part thereof, has been made and no security interest, other than the one created hereby, has attached to or been perfected in the Collateral or in any part thereof; (iv) no dispute, right of setoff, counterclaim, or defense exists with respect to any part of the Collateral; and (v) the Pledgor is owner of the Collateral.

         2.02 Affirmative Covenants of the Pledgor. The Pledgor covenants and agrees to each and all of the following: (i) to promptly execute and deliver to the Secured Party all such other assignments, certificates, and supplemental writings, and to do all other acts or things, as the Secured Party may reasonably request in order more fully to evidence and perfect the security interest created herein; (ii) to promptly furnish the Secured Party with any information or writings that the Secured Party may reasonably request concerning the Collateral; (iii) to promptly notify the Secured Party of any change in any material fact or circumstances warranted or represented by the Pledgor in this Agreement or in any other writings furnished by the Pledgor to the Secured Party in connection with the Collateral; (iv) to promptly notify the Secured Party of any claim, action, or proceeding affecting title to the Collateral, or any part thereof, or the security interest herein, and at the request of the Secured Party, to appear in and defend, at the Pledgor's sole expense, any such action or proceeding; and (v) to promptly pay to the Secured Party the amount of all court costs and reasonable attorneys' fees incurred by the Secured Party in the enforcement of its rights hereunder.

         2.03 Negative Covenants of the Pledgor. The Pledgor covenants and agrees that, without the prior written consent of the Secured Party, the Pledgor will not (i) sell, assign, or transfer any of the Pledgor's rights in the Collateral; or (ii) create any other security interest in, mortgage, or otherwise encumber the Collateral or any part thereof, or permit the Collateral to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character, except the security interest created herein.

                                   ARTICLE III

              DEFAULT AND RIGHTS AND REMEDIES OF THE SECURED PARTY

         3.01 Pledgor's Rights in Absence of Default. During any period in which the Pledgor shall not be in Default (as defined in Section 3.02 below), the Pledgor shall be entitled to exercise all rights of a stockholder with respect to the Collateral, including the right to receive notice of, and attend and vote at, any meeting of the stockholders of the Secured Party, or to execute a consent of stockholder in lieu thereof, and shall have the right to receive all cash or other non-stock dividends that may be paid on the Collateral from time to time, if any. Additional shares of capital stock of the Secured Party (whether common or preferred) that may be distributed on the Collateral from time to time, if any, through stock splits or stock dividends, shall be subject to the security interest created by this Agreement, and the stock certificates representing such additional shares, and any stock certificate(s) that may be issued to replace the stock certificate(s) representing the Shares, shall be retained by the Secured Party.


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         3.02 Definition of Default. The term "Default," as used herein, means the occurrence of any of the following events: (i) the acceleration of all outstanding principal and accrued interest under the terms of the Note; (ii) except as otherwise provided in this Section 3.02, the failure of the Pledgor to perform any material covenant, agreement, or condition contained herein, which failure continues for a period of 10 days after the Secured Party gives written notice thereof; (iii) the levy against the Collateral, or any part thereof, of any execution, attachment, sequestration, or other writ; (iv) the appointment of a receiver with respect to the Collateral, or any part thereof; (v) the filing by the Pledgor, by way of petition or answer, of any petition or other pleading seeking relief as a debtor, or an adjustment of the Pledgor's debts, or any other relief under any bankruptcy, reorganization, or insolvency laws now or hereafter existing; or (vi) the receipt by the Secured Party of information establishing that any representation or warranty made by the Pledgor herein is false, misleading, or erroneous in any material respect and such default is not cured within 20 days thereafter.

         3.03 Remedies Upon Event of Default. Upon the occurrence of a Default and the continuance thereof, in addition to any and all other rights and remedies that the Secured Party may then have hereunder, under the Uniform Commercial Code as enacted in the State of Texas (the "CODE"), or otherwise, the Secured Party at its option may, subject to any limitation or restriction imposed by any applicable bankruptcy, insolvency, or debtor-relief law, (i) exercise all rights of a stockholder with respect to the Collateral, including the right to receive notice of, and attend and vote at, any meeting of the stockholders of the Secured Party, or to execute a consent of stockholder in lieu thereof; (ii) retain all cash and non-stock dividends that may be paid with respect to the Collateral from time to time, if any, and apply such amounts against the Obligation as provided herein: (iii) reduce its claim to judgment, foreclose, or otherwise enforce its security interest in all or any part of the Collateral by any available judicial procedure; (iv) with the consent of the Pledgor, retain the Collateral in complete satisfaction of the Obligation whenever the circumstances are such that the Secured Party is entitled to do so under the Code, provided only that the Secured Party comply with all applicable procedural requirements imposed by the Code; (v) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof; (vi) buy the Collateral at any public sale; and (vii) buy the Collateral at any private sale if the collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. The Secured Party shall be entitled to apply the proceeds of any dividend, sale, or other disposition of the Collateral in the following order: first, to the payment of all of its reasonable expenses incurred as a result of the Pledgor's Default, including, but not limited to, holding and preparing the Collateral, or any part thereof, for sale or other disposition, in arranging for such sale or other disposition, and in actually selling the same; and second, toward payment of the Obligation in such order and manner as the Secured Party, in its discretion, may deem advisable. Except in the case of Clause (iv) above, the Secured Party shall remit to the Pledgor any surplus. Except in the case of Clause (iv) above, if the proceeds are not sufficient to satisfy the Obligation in full, the Pledgor shall remain liable for any deficiency with respect thereto.

         3.04 Sale of Collateral. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Pledgor at One New North Street, Greensburg, Louisiana 70441, and to any other person entitled under the Code to notice, provided, however, that if the Collateral is declining, or threatens to decline, speedily in value, or is of a type customarily sold on a recognized market, the Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than 20 calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this Section 3.04.



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                                   ARTICLE IV

                                  MISCELLANEOUS

         4.01 Rights and Remedies Cumulative. All rights and remedies of the Secured Party hereunder are cumulative of each other and of every other right or remedy that the Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligation, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. Should the Pledgor have heretofore executed or hereafter execute any other security agreement in favor of the Secured Party, the security interest therein created and all other rights, powers, and privileges vested in the Secured Party by the terms thereof shall exist concurrently with the security interest created herein.

         4.02 Waiver of Rights. No waiver by the Secured Party of any Default shall be deemed to be a waiver of any other subsequent Default, nor shall any such waiver by the Secured Party be deemed to be a continuing waiver. No delay or omission by the Secured Party in exercising any right or power hereunder, or under any other writings executed by the Pledgor as security for or in connection with the Obligation, shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Secured Party hereunder or under such other writings.

         4.03 Subrogation. If the Obligation, or any part thereof, be given in renewal or extension, or applied toward the payment of indebtedness secured by mortgage, pledge, security agreement, or other lien, the Secured Party shall be, and is hereby, subrogated to all of the rights, titles, security interests, and other liens securing the indebtedness so renewed, extended, or paid.

         4.04 Usury Savings Clause. No provision herein shall require the payment or permit the collection of interest in excess of the maximum permitted by law, if any. If any excess of interest in such respect is provided for herein, the provisions of this Section 4.04 shall govern, and the Pledgor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law.

         4.05 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT ANY LAWS OF THE UNITED STATES OF AMERICA MAY BE APPLICABLE, IN WHICH EVENT, SUCH FEDERAL LAW SHALL CONTROL. VENUE FOR ANY ACTION BROUGHT HEREUNDER SHALL BE PROPER EXCLUSIVELY IN HARRIS COUNTY, TEXAS.

         4.06 Agreement as Financing Statement. The Secured Party shall have the right at any time to execute and file this Agreement as a financing statement within the meaning of the Code, but the failure of the Secured Party to do so shall not impair the validity or enforceability of this Agreement.

         4.07 Further Assurances. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

         4.08 Severability. In the event that any of the provisions, or portions thereof, of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.



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         4.09 Construction. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular.

         4.10 Gender. Any references herein to the masculine gender, or to the masculine form of any noun, adjective, or possessive, shall be construed to include the feminine or neuter gender and form, and vice versa.

         4.11 Headings. The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

         4.12 Court Costs and Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

         4.13 Inurement. The provisions of this Agreement shall inure to the benefit of, and shall be binding on, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto; provided, however, that the Pledgor may not assign or transfer its rights or duties hereunder without the prior written consent of the Secured Party.

         4.14 Amendment. This Agreement may be amended only by the unanimous written consent of the parties hereto.

         4.15 Entire Agreement. This Agreement and the Note contain the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein or in the Note.

         4.16 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



                  [Remainder of page intentionally left blank.]



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       IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands hereto as of the date first written above.

                                            THE PLEDGOR:

                                            POINT TO POINT OF LOUISIANA, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                            THE SECURED PARTY:

                                            NEXTGEN COMMUNICATIONS CORPORATION



                                            By:
                                               ---------------------------------
                                                Frank J. Fradella
                                                President and Chief Executive
                                                  Officer


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